                                                                      Exhibit 23
                                                                     (Form 10-K)

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in (1) the Registration Statement (Form S-8 No. 33-47686 dated May 5, 1992) pertaining to the Citizens Banking Corporation Second Amended Stock Option Plan; (2) the Registration Statement (Form S-8 No. 333-09455 dated August 2, 1996) pertaining to the Citizens Banking Corporation Amended and Restated Section 401(k) Plan; (3) the Registration Statement (Post Effective Amendment No. 1 to Form S-4 on Form S-8 No. 333-86569 dated December 22, 1999) pertaining to the F&M Bancorporation, Inc. stock option plans; (4) the Registration Statement (Form S-8 No. 333-40100 dated June 26,
2000) pertaining to the Citizens Banking Corporation All Employee Stock Option Plan; (5) the Registration Statement (Form S-8 No. 333-86326 dated April 16,
2002) pertaining to Citizens Banking Corporation Stock Compensation Plan, and
(6) the Registration Statement (Post Effective Amendment No. 1 to Form S-8 No. 33-61197 dated February 24, 2003) pertaining to the Citizens Banking Corporation Stock Option Plan for Directors; of our report dated January 29, 2004, with respect to the Consolidated Financial Statements of Citizens Banking Corporation incorporated by reference in the Annual Report (Form 10-K) for the year ended December 31, 2003.


/s/ Ernst & Young LLP
-----------------------
Ernst & Young LLP

Detroit, Michigan
March 15, 2004